UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2006

Odimo Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51161	223607813
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14051 N.W. 14th Street, Sunrise, Florida		33323
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-835-2233

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 3, 2006, Odimo Incorporated (the "Company") received a letter from The Nasdaq Stock Market ("Nasdaq") informing the Company that its securities will be delisted from quotation on The Nasdaq Global Market effective at the opening of business on August 14, 2006.

As previously reported, on May 2, 2006 Nasdaq informed the Company that its common stock had not maintained a minimum value of publicly held shares of $5,000,000 over the previous 30 consecutive trading days, and, as a result, did not comply with Marketplace Rule 4450(a)(2). In accordance with Marketplace Rule 4450(e)(1), the Company was provided 90 calendar days, or until July 31, 2006 to regain compliance with the rule.

The Company did not regain compliance and accordingly Nasdaq has determined to delist the Company's securities from quotation on The Nasdaq Global Market.

The Company expects to be eligible for quotation on the OTC Bulletin Board through one or more market makers. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. If the Company's common stock is not quoted on the OTC Bulletin beginning on August 14, 2006, the common stock will trade in the "Pink Sheets" beginning on August 14, 2006. No assurance can be given that market makers currently making a market in the common stock will continue to make a market in the common stock.

On August 4, 2006, the Company issued a press release regarding the notification letter described above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odimo Incorporated

August 4, 2006	By:	Jeffrey Kornblum

Name: Jeffrey Kornblum
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 4, 2006.